Exhibit 8.2

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Milan

February 21, 2017

Energy Transfer Partners, L.P.

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

Re:	Agreement and Plan of Merger, dated as of November 20, 2016, as amended on December 16, 2016

Ladies and Gentlemen:

We have acted as special tax counsel to Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), in connection with (i) (a) the proposed merger (the “Merger”) of SXL Acquisition Sub LP (“SXL Merger Sub LP”), a Delaware limited Partnership and a wholly owned subsidiary of Sunoco Logistics Partners L.P., a Delaware limited partnership (“SXL”), with and into ETP, with ETP surviving the Merger as a wholly owned subsidiary of SXL; and (b) the proposed merger (the “GP Merger” and, together with the Merger, the “Transactions”) of Sunoco Partners LLC, a Pennsylvania limited liability company and the general partner of SXL (“SXL GP”), with and into Energy Transfer Partners GP, L.P., a Delaware limited partnership and the general partner of ETP (“ETP GP”), with ETP GP surviving the GP Merger as an indirect wholly owned subsidiary of Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”), as contemplated by the Agreement and Plan of Merger dated as of November 20, 2016, and Amendment No. 1 to the Agreement and Plan of Merger, dated as of December 16, 2016, by and among SXL, SXL GP, SXL Acquisition Sub LLC, a Delaware limited liability company, SXL Merger Sub LP, ETP, ETP GP and, solely for the purposes of certain provisions therein, ETE (the “Merger Agreement”); and (ii) the preparation of a Registration Statement on Form S-4 (File No. 333-215183) (as amended through the date hereof, the “Registration Statement”) filed with Securities and Exchange Commission by SXL, including the proxy statement/prospectus forming a part thereof, relating to the transactions contemplated by the Merger Agreement. This opinion is being delivered in connection with the Registration Statement. Capitalized terms not defined herein have the meanings specified in the Merger Agreement unless otherwise indicated.

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations, covenants and warranties contained in (i) the Merger Agreement (including any Exhibits and Schedules thereto), (ii) the Registration Statement and

February 21, 2017

the proxy statement/prospectus, (iii) the respective tax officer’s certificates of ETP and SXL, each delivered to us for purposes of this opinion (the “Officer’s Certificates”), and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

In addition, we have assumed, with your consent, that:

1.	Original documents (including signatures) are authentic, and documents submitted to us as copies conform to the original documents, and there has been (or will be by the effective time of the Transactions) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof;

2.	The Transactions will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement, the Registration Statement and the proxy statement/prospectus, and the Transactions will be effective under the laws of the State of Delaware;

3.	All factual statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, complete and correct in all respects and will remain true, complete and correct in all respects up to and including the effective time of the Transactions, and no actions have been taken or will be taken which are inconsistent with such factual statements, descriptions or representations or which make any such factual statements, descriptions or representations untrue, incomplete or incorrect at the effective time of the Transactions;

4.	Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified are true, complete and correct in all respects and will continue to be true, complete and correct in all respects at all times up to and including the effective time of the Transactions, in each case without such qualification; and

5.	The parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement, the Registration Statement and the proxy statement/prospectus.

February 21, 2017

Based upon and subject to the foregoing, and subject to the qualifications, exceptions, assumptions and limitations stated in the Merger Agreement, the Registration Statement, the proxy statement/prospectus constituting part of the Registration Statement and the Officers Certificates, all statements of legal conclusion in the Registration Statement under the captions “Material U.S. Federal Income Tax Consequences of the Merger—Tax Consequences of the Merger to ETP and ETP Common Unitholders” constitute the opinion of Latham & Watkins LLP as to the material U.S. federal income tax consequences of the matters described therein.

In addition to the matters set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

1.	This opinion represents our best judgment regarding the application of U.S. federal income tax laws arising under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures, but does not address all of the U.S. federal income tax consequences of the Merger or all of the matters discussed in the Registration Statement under the captions “Material U.S. Federal Income Tax Consequences of the Merger—Tax Consequences of the Merger to ETP and ETP Common Unitholders.” We express no opinion as to U.S. federal, state, local, foreign, or other tax consequences, other than as set forth herein and in the Registration Statement. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the validity of the conclusions stated herein and in the Registration Statement. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the U.S. federal income tax laws.

2.	No opinion is expressed as (i) to any transaction other than the Merger as described in the Merger Agreement, (ii) to any matter not discussed in the Registration Statement under the captions “Material U.S. Federal Income Tax Consequences of the Merger—Tax Consequences of the Merger to ETP and ETP Common Unitholders” or (iii) to any matter whatsoever if, to the extent relevant to our opinion, either all the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any provisions thereof or all of the factual statements, representations, warranties and assumptions upon which we have relied, including in the Registration Statement, the proxy statement/prospectus and the Officer’s Certificates, are not true and accurate at all relevant times.

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name therein under the captions “Material U.S. Federal Income Tax Consequences of the Merger.” In giving this consent, we do not admit that we are within the

February 21, 2017

category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Latham & Watkins LLP